LEGG MASON FUNDS TRUST

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FlRST:	The undersigned sole trustee does hereby form a statutory trust pursuant to the laws of the State of Maryland.

SECOND:	The name of the statutory trust (the “Trust”) is:

Legg Mason Funds Trust

THIRD:	The address of the Trust’s principal office in the State of Maryland is:

100 International Drive Baltimore, Maryland 21202

FOURTH:	The name and business address of the Trust’s resident agent are:

The Corporation Trust Incorporated 351 West Camden Street Baltimore, Maryland 21201

FIFTH:	NOTICE OF LIMITATION ON LIABILITIES OF SERIES OR CLASS OF THE TRUST AS REFERENCED IN §12-501(d) OF THE MARYLAND BUSINESS TRUST ACT:

Whereas, the Trust has created one or more series of shares of beneficial interest (“Shares”) under its governing instrument as provided in §12-207(b) of the Maryland Business Trust Act and may create one or more series of Shares from time to time in the future; and

Whereas, separate and distinct records shall be maintained for any such series so created and the assets associated with any such series shall be held and accounted for separately from the other assets of the Trust, or any other series of the Trust.

Now, therefore, notice is hereby given that, pursuant to the Maryland Business Trust Act and the governing instrument of the Trust, the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular series or class of the Trust shall be enforceable against the assets of that series or class only, and not against the assets of the Trust generally or any other series or class of the Trust, and none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally or any other series or class shall be enforceable against the assets of that series or class of the Trust.

The undersigned, being the sole trustee of the Trust, acknowledges under the penalties of perjury that, to the best of her knowledge and belief, the facts stated herein are true.

IN WITNESS WHEREOF, the undersigned sole trustee has signed this Certificate of Trust as of this 21st day of October, 2015.

/s/ Jane E. Trust
Jane E. Trust, sole trustee

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